UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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TRIDENT ACQUISITIONS CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TRIDENT ACQUISITIONS CORP.
One Liberty Plaza

165 Broadway St, 23rd Floor
New York, NY 10006

To the Stockholders of Trident Acquisitions Corp.:

As you know, Trident Acquisitions Corp. (the “Company” or “we”), a Delaware corporation, will hold its special meeting (the “Special Meeting”) at 10:00am Eastern Time on May 27, 2021. Due to the COVID-19 pandemic, the Company will be holding the Special Meeting via teleconference using the following dial-in information:

US Toll Free	1-888-433-2831
International Toll	1-719-955-2379
Participant Passcode	212 407 4218

The Special Meeting will be devoted to the following purposes:

1. A proposal to amend the Company’s amended and restated certificate of incorporation, as amended to extend the date by which the Company has to consummate a business combination (the “extension”) for an additional three months, with an ability to further extend for an additional three months if approved by the Company’s board of directors (the termination date as so extended, the “Extended Termination Date”).

2. A proposal to amend the Company’s investment management trust agreement (the “Trust Agreement”), dated as of May 29, 2018, by and between the Company and Continental Stock Transfer & Trust Company, as amended, to extend the date on which to commence liquidating the trust account (“trust account”) established in connection with the Company’s initial public offering (“IPO”) in the event the Company has not consummated a business combination by the Extended Termination Date.

3. To act on such other matters as may properly come before the Special Meeting or any adjournment or adjournments thereof.

On or about May 14, 2021, the Company mailed to you a proxy statement relating to the Special Meeting. The attached first supplement to the proxy statement contains additional information that supplements the proxy statement. The Company urges you to read this first supplement, together with the proxy statement previously sent to you, carefully and in its entirety. This proxy supplement is being sent to you on or about May 20, 2021.

The Company is providing this first supplement to reflect, among other things, (i) that pursuant to Amendment No. 5 to the Trust Agreement, dated May 20, 2021, we changed the vote required to, among other things, amend the Trust Agreement for purposes of extending the date by which the Company has to consummate a business combination from a majority of the outstanding shares of common stock sold in the IPO to a majority of the outstanding shares of common stock, and (ii) that for each month of the extension, if the daily volume weighted average price of the Company’s common stock for any 10 consecutive trading days in the prior month is below $11.40 per share, as determined two (2) trading days prior to the last day of such month, the Company must deposit, or cause to be deposited by its insiders, $0.05 for each public share of common stock that was not redeemed in connection with the Special Meeting into the Company’s trust account. The Company must make any extension payments on or prior to the first day of each month for which the Company extends its life. If such payments are not made the Company when required, the Company will cease operations and dissolve.

Your vote is important. Whether or not you expect to attend the Special Meeting in person, please complete, date and sign the proxy card enclosed with the original proxy statement and mail it in the postage-paid envelope to ensure that your shares will be represented and voted at the Special Meeting. If you have already submitted your proxy card and do not wish to change your vote, there is no need to submit another proxy card in response to this first supplement to the proxy statement.

I look forward to seeing you at the meeting.

By Order of the Board of Directors.

/s/ Vadim Komissarov
Chief Executive Officer

New York, New York

May 20, 2021

SUPPLEMENT NO. 1 DATED MAY 20, 2021

TO

PROXY STATEMENT

DATED MAY 14, 2021

 TRIDENT ACQUISITIONS CORP.
One Liberty Plaza

165 Broadway St, 23rd Floor
New York, NY 10006

This first supplement is being sent to the stockholders of record of Trident Acquisitions Corp. (the “Company”) as of the close of business on May 20, 2021. The following information supplements and should be read in conjunction with the original proxy statement dated May 14, 2021 that the Company mailed to you on or about May 14, 2021 (the “Original Proxy Statement”).

As discussed in the Original Proxy Statement, the Company’s special meeting (the “Special Meeting”) will be devoted to (i) a proposal to amend (the “Charter Amendment”) the Company’s amended and restated certificate of incorporation, as amended to extend the date by which the Company has to consummate a business combination (the “extension”) for an additional three months, with an ability to further extend for an additional three months if approved by the Company’s board of directors (the termination date as so extended, the “Extended Termination Date”), (ii) a proposal to amend (the “Trust Amendment”) the Company’s investment management trust agreement (the “Trust Agreement”), dated as of May 29, 2018, by and between the Company and Continental Stock Transfer & Trust Company (the “trustee”), as amended, to extend the date on which to commence liquidating the trust account (“trust account”) established in connection with the Company’s initial public offering (“IPO”) in the event the Company has not consummated a business combination by the Extended Termination Date, and (iii) the consideration of any other business matters properly brought before the Special Meeting.

The Company is providing this first supplement to reflect, among other things, (i) that pursuant to Amendment No. 5 to the Trust Agreement, dated May 20, 2021, we changed the vote required to, among other things, amend the Trust Agreement for purposes of extending the date by which the Company has to consummate a business combination from a majority of the outstanding shares of common stock sold in the IPO to a majority of the outstanding shares of common stock, and (ii) that for each month of the extension, if the daily volume weighted average price of the Company’s common stock for any 10 consecutive trading days in the prior month is below $11.40 per share, as determined two (2) trading days prior to the last day of such month, the Company must deposit, or cause to be deposited by its insiders, $0.05 for each public share of common stock that was not redeemed in connection with the Special Meeting into the Company’s trust account. The Company must make any extension payments on or prior to the first day of each month for which the Company extends its life. If such payments are not made the Company when required, the Company will cease operations and dissolve. Both the Investment Management Trust Agreement and the Company’s amended and restated certificate of incorporation will be amended to reflect the extension terms stated in (ii) above. The Charter Amendment is attached hereto as Annex A, and the Trust Amendment is attached hereto as Annex B.

Below are proposals 1 and 2 from the Original Proxy Statement as restated to reflect the foregoing.

PROPOSAL 1: THE CHARTER AMENDMENT

The proposed Charter Amendment would amend our existing charter to allow us to extend the date by which the Company has to consummate a business combination (the “Extension”) for an additional three months, with an ability to further extend for an additional three months if approved by the Company’s board of directors (the termination date as so extended, the “Extended Termination Date”). At our 2019 Annual Meeting, our stockholders approved a proposal to extend the time by which we had to complete a business combination two (2) times for an additional three months each time; at our special meeting held on May 28, 2020, our stockholders approved a proposal to further extend the time by which we had to complete a business combination by an additional three months, expiring on September 1, 2020; at our special meeting held on August 28, 2020, our stockholders approved a proposal to further extend the time by which we had to complete a business combination by an additional three months, expiring December 1, 2020; and at our 2020 Annual Meeting, our stockholders approved a proposal to extend the time by which we had to complete a business combination two (2) times for an additional three months each time, expiring June 1, 2021 (the “Current Termination Date”). Pursuant to the terms of the proposed Trust Amendment, in order to extend the time available for us to consummate our initial business combination, for each month of the extension, if the daily volume weighted average price of the Company’s common stock for any 10 consecutive trading days in the prior month is below $11.40 per share, as determined two (2) trading days prior to the last day of such month, the Company must deposit, or cause to be deposited by its insiders, $0.05 for each public share of common stock that has not redeemed in connection with the Special Meeting into the Company’s trust account. The Company must make any extension payments on or prior to the first day of each month for which the Company extends its life. If such payments are not made the Company when required, the Company will cease operations and dissolve. The insiders will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. Such notes would be paid upon consummation of our initial business combination. We intend to issue a press release announcing the deposit of funds promptly after such funds are deposited into the trust account. All stockholders are encouraged to read the proposed Charter Amendment in its entirety for a more complete description of its terms. A copy of the proposed Charter Amendment is attached hereto as Annex A.

Reasons for the Proposed Charter Amendment

The Company is proposing to amend its charter to extend the date by which it has to consummate a business combination from the Current Termination Date to the Extended Termination Date.

The Company is actively working to complete a “business combination” as defined under the Company’s charter, but the Company has not signed a definitive agreement and therefore will be unable to consummate a business combination by the Current Termination Date. The Charter Amendment is essential to allow the Company more time to consummate a business combination prior the Extended Termination Date. Approval of the Charter Amendment is a condition to the implementation of the Extension. The Company believes that given the Company’s expenditure of time, effort and money on sourcing and performing due diligence on potential target companies, circumstances warrant providing public stockholders an opportunity to consider the Extension and allow the Company an opportunity to consummate a business combination.

If the Charter Amendment proposal is not approved and we have not consummated a business combination by the Current Termination Date, we will (a) cease all operations except for the purpose of winding up, (b) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest income, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (c) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no distribution from the trust account with respect to our warrants or rights which will expire worthless in the event we wind up.

Vote Required and Board of Directors’ Recommendation

Approval of the amendment to the amended and restated certificate of incorporation requires the affirmative vote of holders of at least a majority of the outstanding shares of common stock. If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares on this proposal, unless you direct the holder how to vote, by marking your proxy card. Broker non-votes, abstentions or the failure to vote on the Charter Amendment will have the same effect as a vote “AGAINST” the Charter Amendment.

The Board recommends a vote FOR the Charter Amendment.

PROPOSAL 2: THE TRUST AMENDMENT

The proposed Trust Amendment would amend our existing Trust Agreement to change the date by which the trustee must commence liquidating the trust to the Extended Termination Date. Pursuant to the terms of the proposed amendment to the Trust Agreement, in order to extend the time available for us to consummate our initial business combination, for each month of the extension, if the daily volume weighted average price of the Company’s common stock for any 10 consecutive trading days in the prior month is below $11.40 per share, as determined two (2) trading days prior to the last day of such month, the Company must deposit, or cause to be deposited by its insiders, $0.05 for each public share of common stock that has not redeemed in connection with the Special Meeting into the Company’s trust account. The Company must make any extension payments on or prior to the first day of each month for which the Company extends its life. If such payments are not made the Company when required, the Company will cease operations and dissolve. The insiders will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. Such notes would be paid upon consummation of our initial business combination. We intend to issue a press release announcing the deposit of funds promptly after such funds are deposited into the trust account. All stockholders are encouraged to read the proposed amendment in its entirety for a more complete description of its terms. A copy of the proposed Trust Amendment is attached hereto as Annex B.

Reasons for the Proposed Trust Amendment

The Company is proposing to amend its Trust Agreement to extend the date on which to commence liquidating the trust account in the event the Company has not consummated a business combination by the Extended Termination Date.

The Trust Amendment is essential to allowing the Company more time to consummate a business combination. Approval of the Trust Amendment is a condition to the implementation of the Extension.

If the Trust Amendment proposal is not approved and we have not consummated a business combination by the Current Termination Date, we will (a) cease all operations except for the purpose of winding up, (b) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest income, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (c) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no distribution from the trust account with respect to our warrants which will expire worthless in the event we wind up.

Vote Required and Board of Directors’ Recommendation

Approval of the amendment to the Trust Agreement requires the affirmative vote of holders of at least a majority of the outstanding shares of common stock. Broker non-votes, abstentions or the failure to vote on the Trust Amendment will have the same effect as a vote “AGAINST” the Trust Amendment.

The Board recommends a vote FOR the Trust Amendment.

REVOKING YOUR PROXY AND CHANGING YOUR VOTE.

If you have already voted or submitted your proxy card, you may revoke it at any time before it is exercised by doing any one of the following:

●	you may send another proxy card with a later date;

●	if you are a record holder, you may notify our corporate secretary in writing before the Special Meeting that you have revoked your proxy at Trident Acquisitions Corp., One Liberty Plaza, 165 Broadway St, 23rd Floor, New York, NY 10006; Attention: Secretary; or

●	you may attend the Special Meeting via teleconference, revoke your proxy, and vote in person, as indicated above.

Please note that if your shares are held in “street name,” consult your broker for instructions on how to revoke your proxy or change your vote.

Except as described in this supplement, all disclosures in the Original Proxy Statement remain in effect.

Annex A

Charter Amendment

5TH AMENDMENT TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
TRIDENT ACQUISITIONS CORP.

MAY [_], 2021

Trident Acquisitions Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is “Trident Acquisitions Corp.” The original certificate of incorporation was filed with the Secretary of State of the State of Delaware on March 17, 2016 (the “Original Certificate”). The Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”) was filed with the Secretary of State of the State of Delaware on May 29, 2018. The First Amendment to the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 27, 2019 (the “First Amendment”). The Second Amendment to the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 29, 2020 (the “Second Amendment”). The Third Amendment to the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 1, 2020 (the “Third Amendment”). The Fourth Amendment to the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 1, 2020 (the “Fourth Amendment”).

2. This 5th Amendment to the Amended and Restated Certificate of Incorporation amends the Amended and Restated Certificate, as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment.

3. This 5th Amendment to the Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation and the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4. The text of Paragraph E of Article SIXTH is hereby amended and restated to read in full as follows:

“E. In the event that the Corporation does not consummate a Business Combination by September 1, 2021, or, if further extended for an additional three months by approval of the Corporation’s Board of Directors, by December 1, 2021 (the applicable date being the “Termination Date”), the Corporation shall (i) cease all operations except for the purposes of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter redeem 100% of the IPO Shares for cash for a redemption price per share as described below (which redemption will completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to approval of the Corporation’s then stockholders and subject to the requirements of the GCL, including the adoption of a resolution by the Board of Directors pursuant to Section 275(a) of the GCL finding the dissolution of the Corporation advisable and the provision of such notices as are required by said Section 275(a) of the GCL, dissolve and liquidate the balance of the Corporation’s net assets to its remaining stockholders, as part of the Corporation’s plan of dissolution and liquidation, subject (in the case of (ii) and (iii) above) to the Corporation’s obligations under the GCL to provide for claims of creditors and other requirements of applicable law (“Dissolve”). In such event, the per-share redemption price shall be equal to a pro rata share of the Trust Account plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Corporation for its working capital requirements or necessary to pay its taxes divided by the total number of IPO Shares then outstanding. In the event that the Corporation does not timely make all additional deposits into its Trust Account as required by the Corporation’s investment management trust agreement entered into at the time of the IPO, as amended, the Corporation shall Dissolve.”

IN WITNESS WHEREOF, Trident Acquisitions Corp. has caused this Amendment to the Amended and Restated Certificate to be duly executed in its name and on its behalf by an authorized officer as of the date first set above.

TRIDENT ACQUISITIONS CORP.

By:
Name:	Vadim Komissarov
Title:	Chief Executive Officer

Annex B

Trust Amendment

AMENDMENT
TO THE
INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 6 (this “Amendment”), dated as of May [_], 2021, to the Investment Management Trust Agreement (as defined below) is made by and between Trident Acquisitions Corp. (the “Company”) and Continental Stock Transfer & Trust Company, as trustee (“Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement dated as of May 29, 2018, as amended pursuant to that certain Amendment No. 1 to the Trust Agreement dated as of November 27, 2019, that certain Amendment No. 2 to the Trust Agreement dated as of May 29, 2020, that certain Amendment No. 3 to the Trust Agreement dated August 31, 2020, that certain Amendment No. 4 to the Trust Agreement dated December 1, 2020, and that certain Amendment No. 5 to the Trust Agreement dated May 20, 2021 (as amended, the “Trust Agreement”);

WHEREAS, Section 1(i) of the Trust Agreement sets forth the terms that govern the liquidation of the Trust Account under the circumstances described therein;

WHEREAS, at a special meeting of stockholders of the Company held on May 27, 2021 (the “Special Meeting”), the Company’s stockholders approved (i) a proposal to amend (the “Charter Amendment”) the Company’s amended and restated certificate of incorporation, as amended, to provide that the date by which the Company shall be required to effect a Business Combination to be extended for an additional three months, with an ability to further extend for an additional three months if approved by the Company’s board of directors and (ii) a proposal to extend the date on which to commence liquidating the Trust Account in the event the Company has not consummated a business combination; and

WHEREAS, on the date hereof, the Company is filing the Charter Amendment with the Secretary of State of the State of Delaware.

NOW THEREFORE, IT IS AGREED:

1. Section 1(i) of the Trust Agreement is hereby amended and restated to read in full as follows:

“(i) Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its President, Chief Executive Officer or Chairman of the Board and Secretary or Assistant Secretary, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee by (X) the 39-month anniversary of the closing of the IPO (“Closing”), provided that, for each of the 37th, 38th and 39th months, if the daily volume weighted average price of the Company’s common stock for any 10 consecutive trading days in the prior month is below $11.40 per share, as determined two (2) trading days prior to the last day of such month, the Company deposits $0.05 for each outstanding public share of common stock , or (Y) if the Company’s Board of Directors further extends the time to complete the Business Combination by an additional 3-month period, the 42-month anniversary of the Closing, provided that for each month of the further extension and if the daily volume weighted average price of the Company’s common stock for any 10 consecutive trading days in the prior month is below $11.40 per share, as determined two (2) trading days prior to the last day of such prior month, the Company deposits $0.05 for each outstanding public share of common stock on or prior to the last day of such prior month, on or prior to the last day of such prior month, but has not completed the Business Combination within the applicable monthly anniversary of the Closing (“Last Date”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the Public Shareholders as of the Last Date. For example, if during the 38th month, the daily volume weighted average price of the Company’s common stock for any 10 consecutive trading days is below $11.40 per share, and the Company does not deposit $0.05 for each outstanding public share by the last day of the 38th month, then the Last Date shall be the last day of the 38th month.”

2. All other provisions of the Trust Agreement shall remain unaffected by the terms hereof.

3. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature shall be deemed to be an original signature for purposes of this Amendment.

4. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this 6th Amendment to the Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, AS TRUSTEE

By:
Name:
Title:

TRIDENT ACQUISITIONS CORP.

By:
Name:	Vadim Komissarov
Title:	Chief Executive Officer

Acknowledged, Consented to and Agreed to By:

CHARDAN CAPITAL MARKETS LLC

By:
Name:
Title: